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                                                                    EXHIBIT 11.1


              STATEMENT REGARDING COMPUTATION OF EARNINGS PER SHARE
                         ALIGN-RITE INTERNATIONAL, INC.


The following table provides a reconciliation of the numerator and denominators of the basic and diluted per-share computations for the three and six months ended September 30, 1998 and 1997:

                                                                        INCOME            SHARES          PER SHARE
                                                                     (NUMERATOR)      (DENOMINATOR)        AMOUNT
                                                                     -----------      -------------        ------
For the Three Months Ended September 30, 1998:
    Basic EPS.....................................................   $1,811,000         4,480,000           $0.40
    Effective of dilutive securities:
        Stock Options.............................................          --            382,000
                                                                     ----------         ---------
    Diluted EPS...................................................   $1,811,000         4,862,000           $0.37
                                                                     ==========         =========
For the Three Months Ended September 30, 1997:
    Basic EPS.....................................................   $1,491,000         4,432,000           $0.34
    Effective of dilutive securities:
        Stock Options.............................................           --           440,000
                                                                     ----------         ---------
    Diluted EPS...................................................   $1,491,000         4,872,000           $0.31
                                                                     ==========         =========

For the Three Months Ended September 30, 1998:
    Basic EPS.....................................................   $3,596,000         4,473,000           $0.80
    Effective of dilutive securities:
        Stock Options.............................................           --           396,000
                                                                     ----------         ---------
    Diluted EPS...................................................   $3,596,000         4,869,000           $0.74
                                                                     ==========         =========
For the Three Months Ended September 30, 1997:
    Basic EPS.....................................................   $2,939,000         4,438,000           $0.66
    Effective of dilutive securities:
        Stock Options.............................................           --           415,000
                                                                     ----------         ---------
    Diluted EPS...................................................   $2,939,000         4,853,000           $0.61
                                                                     ==========         =========





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